EXHIBIT 4.29
FIRST AMENDMENT TO
$1,202,500 PROMISSORY NOTE
BETWEEN
FLINT TELECOM GROUP, INC. AND
FLINT TELECOM, LTD.

This FIRST AMENDMENT is to add and modify certain terms and conditions to that certain Promissory Note by and between Flint Telecom, Inc., a Delaware corporation (which was subsequently assumed by Flint Telecom Group, Inc., a Nevada Corporation) (“Flint”) and Flint Telecom, Ltd., an Irish Corporation (“Note Holder”) dated September 30, 2008  (the “Note”).

Unless otherwise indicated, terms used herein that are defined in the Note shall have the same meanings herein as in the Note.

1. Effective as of October 1, 2008, the parties hereto agree to decrease the Principal Amount of the Note from $1,202,500 to $702,500.

2. Effective as of October 1, 2008, the parties hereto agree to extend the Maturity Date on the Note, so that the Note matures on September 30, 2011.

Except as herein modified, all the terms and conditions of the above referenced Note shall remain in full force and effect.  In the event of any conflict between the Amendment and the Note, the provisions of this Amendment shall prevail.

The parties hereby agree that signatures transmitted and received via facsimile or other electronic means shall be treated for all purposes of this Amendment as original signatures and shall be deemed valid, binding and enforceable by and against both parties.

BOTH PARTIES HERETO REPRESENT THAT THEY HAVE READ THIS AMENDMENT, UNDERSTAND IT, AGREE TO BE BOUND BY ALL TERMS AND CONDITIONS STATED HEREIN, AND ACKNOWLEDGE RECEIPT OF A SIGNED, TRUE AND EXACT COPY OF THIS AMENDMENT.

IN WITNESS WHEREOF, the parties hereto have agreed to amend the terms and conditions of the Amendment effective as of October 1, 2008.

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed on its behalf by its duly authorized officers as of the day and year first written above.

FLINT TELECOM GROUP, INC.	FLINT TELECOM, LTD.
/s/ Steve Keaveney	/s/ Vincent Browne
By: Steve Keaveney	By: Vincent Browne
Its: Chief Financial Officer	Its: President
Date: September 16, 2009	Date: September 16, 2009